EXHIBIT 10.3

                        AMENDMENT NO. 2 TO THE
                         COLTEC INDUSTRIES INC
                 1992 STOCK OPTION AND INCENTIVE PLAN



  The Corporation hereby amends the Coltec Industries Inc 1992 Stock

Option and Incentive Plan in the manner hereinafter set forth.

  1. Section 17 of the Plan entitled Non-Assignability of Awards shall be amended in its entirety to read as follows:

       "17. Non-Assignability of Awards. No Award shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. An Award shall be exercisable only by the recipient or his or her personal representatives, heirs or legatees. Notwithstanding the foregoing, the Committee in its discretion, after making suitable provision with the employee to provide for the payment of any required withholding upon the option's exercise, may authorize a recipient who is an employee of the Corporation or one of its Subsidiaries to transfer a Nonqualified Stock Option to any member of the employee's immediate family, to a trust established solely for the benefit of one or more members of the employee's immediate family or to a partnership of which the only individuals or entities who are or could be partners are members of the employee's immediate family and/or a trust established solely for the benefit of one or more members of the employee's immediate family (collectively, `Permitted Transferee'). For this purpose, `immediate family' shall mean the employee's spouse, children, present or former stepchildren, grandchildren, present or former stepgrandchildren, parents, present or former stepparents, grandparents, siblings (including half- brothers and sisters), in-laws and relationships arising due to legal adoption. The Committee's authorization to allow such a transfer must be evidenced by the written Stock Option Agreement pursuant to which the Nonqualified Stock Option is awarded, or by a written amendment thereto. In the event of a transfer, the Permitted Transferee may exercise the Nonqualified Stock Option generally in accordance with the terms of this Plan and the Stock Option Agreement, but may not subsequently assign or transfer the Nonqualified Stock Option except by will or by the laws of descent and distribution. The foregoing sentence shall not be interpreted to prohibit a Permitted Transferee that is either a trust or partnership from modifying or expanding its beneficiaries or partners, respectively, provided that such beneficiaries or partners also independently would be considered Permitted Transferees."

       "No Option shall be exercisable and no transfer of the shares of Common Stock underlying such Option (the "Underlying Shares") may be made to any Permitted Transferee; and any attempt to exercise any Option or to transfer any Underlying Shares to any Permitted Transferee shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), has been duly filed and declared effective pertaining to the Underlying Shares and the Underlying Shares have been duly qualified under applicable state securities or blue sky laws or (ii) the Board, in its sole discretion after securing the advice of counsel, determines, or the Permitted Transferee provides an opinion of counsel satisfactory to the Board, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws."

    2. Section 18 of the Plan entitled Withholding Taxes shall be amended in its entirety to read as follows:

       "18. Withholding Taxes. Whenever under the Plan shares are to be issued in satisfaction of Awards, the Corporation shall have the right to require the employee (or if the employee is not then living, the employee's estate) to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.
     Whenever under the Plan payments are to be made in cash, such payments shall not be net of an amount sufficient to satisfy
     Federal, state and local withholding tax requirements."
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3.  The foregoing Amendments shall be effective for all Nonqualified Stock
    Options granted under the Plan; provided, however, that the amendment to Section 17 shall not be effective for any Nonqualified Stock Option granted under the Plan prior to July 10, 1997, until the employee granted the Nonqualified Stock Option consents to the Amendment.